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                                                                       EXHIBIT 5

               OPINION AND CONSENT OF MORGAN, LEWIS & BOCKIUS LLP

                                  July 2, 2004

IntraBiotics Pharmaceuticals, Inc.
2483 East Bayshore Road, Suite 100
Palo Alto, CA 94303



            Re: IntraBiotics Pharmaceuticals, Inc. Registration Statement for Offering of 2,050,000 Shares of Common Stock


Dear Ladies and Gentlemen:

            We have acted as counsel to IntraBiotics Pharmaceuticals, Inc., a Delaware corporation (the "Company"), in connection with the registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of 2,050,000 shares of the Company's common stock (the "Shares") for issuance under the Company's 2004 Stock Incentive Plan (the "Plan").

            This opinion is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

            We have reviewed the Company's charter documents and the corporate proceedings taken by the Company with respect to the establishment and implementation of the Plan. Based on such review, we are of the opinion that if, as and when the Shares are issued and sold (and the consideration therefor received) pursuant to the provisions of duly authorized stock option agreements or stock appreciation rights or duly authorized direct stock issuances under the Plan and in accordance with the Registration Statement, such Shares will be duly authorized, legally issued, fully paid and nonassessable.

            We consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement. In giving the opinion set forth in this letter, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Securities and Exchange Commission thereunder.

            This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Plan or the Shares.

                                Very truly yours,


                                /s/ MORGAN, LEWIS & BOCKIUS LLP
                                -------------------------------
                                Morgan, Lewis & Bockius LLP